Mar 31, 2014	Monthly Insight The China Fund, Inc. (CHN)

Investment Objective

The investment objective of the Fund is to achieve long term capital appreciation. The Fund seeks to achieve its objective through investment in the equity securities of companies and other entities with significant assets, investments, production activities, trading or other business interests in China or which derive a significant part of their revenue from China.

The Fund has an operating policy that the Fund will invest at least 80% of its assets in China companies. For this purpose, ‘China companies’ are (i) companies for which the principal securities trading market is in China; (ii) companies for which the principal securities trading market is outside of China or in companies organized outside of China, that in both cases derive at least 50% of their revenues from goods or services sold or produced, or have a least 50% of their assets in China; or (iii) companies organized in China. Under the policy, China means the People’s Republic of China, including Hong Kong, and Taiwan. The Fund will provide its stockholders with at least 60 days’ prior notice of any change to this policy.

Performance Overview

Performance History	1 month	3 months	YTD	1 Year	3 Years (p.a.)	5 Years (p.a.)	10 Years (p.a.)	Since Inception
NAV (%)	-0.97	-2.26	-2.26	10.99	0.15	16.66	12.97	10.79
Market price (%)	-0.55	-4.32	-4.32	8.69	-1.30	16.00	9.88	9.75
Benchmark (%)	-0.54	-3.30	-3.30	5.23	1.29	13.88	8.68	N/A

Performance History	2013	2012	2011	2010	2009	2008	2007	2006
NAV (%)	17.03	12.07	-24.37	27.25	72.82	-46.95	86.20	57.10
Market price (%)	11.48	20.46	-27.51	23.60	72.19	-40.65	50.24	65.67
Benchmark (%)	7.25	22.65	-18.36	13.60	67.12	-49.37	37.97	39.50

Source: State Street Bank and Trust Company. Source for index data: MSCI as at Mar 31, 2014.

Portfolio Analysis

Sector allocation (%)	Country allocation (%)

Source: State Street Bank and Trust Company as at Mar 31, 2014.	* China includes A-shares (0.0%), A-share equity linked securities (8.2%), B-shares (0.0%), H-shares (21.5%) and Red-chips (12.2%).

The China Fund, Inc. (CHN)

Portfolio Analysis (continued)

Top 10 Holdings	Sector	%
BEIJING ENTERPRISES HOLDINGS, LTD.	INDUSTRIALS	4.2
CHINA MINSHENG BANKING CORP., LTD.	FINANCIALS	3.7
HUTCHISON WHAMPOA, LTD.	INDUSTRIALS	3.7
LI & FUNG, LTD.	CONSUMER DISCRETIONARY	3.6
TAIWAN SEMICONDUCTOR MANUFACTURING CO., LTD.	I.T.	3.4
TENCENT HOLDINGS, LTD.	I.T.	3.2
HERMES MICROVISION, INC.	I.T.	3.1
TONG HSING ELECTRONIC INDUSTRIES	I.T.	3.0
DELTA ELECTRONICS, INC.	I.T.	3.0
PETROCHINA CO., LTD	ENERGY	2.9
Total		33.8

Source: State Street Bank and Trust Company as at Mar 31, 2014.

Fund Details

NAV	$22.52
Market price	$19.91
Premium/Discount	-11.59%
Market cap	US$312.23m
Shares outstanding	15,682,029
Exchange listed	NYSE
Listing date	July 10, 1992
Benchmark	MSCI Golden Dragon Index (Total Return)
Fund Manager	Christina Chung
Listed and direct investment manager	RCM Asia Pacific Limited

Source: State Street Bank and Trust Company as at Mar 31, 2014.

Distribution History (10 years)

Declaration date	Ex-dividend date	Record date	Payable date	Dividend/ Share	Income	Long-term Capital	Short-term Capital
13 Dec 2013	19 Dec 2013	23 Dec 2013	27 Dec 2013	3.3140	0.4387	2.8753	0.0000
10 Dec 2012	20 Dec 2012	24 Dec 2012	28 Dec 2012	3.2517	0.3473	2.9044	0.0000
8 Dec 2011	21 Dec 2011	23 Dec 2011	29 Dec 2011	2.9964	0.1742	2.8222	0.0000
8 Dec 2010	21 Dec 2010	24 Dec 2010	29 Dec 2010	2.2742	0.3746	1.8996	0.0000
9 Dec 2009	22 Dec 2009	24 Dec 2009	29 Dec 2009	0.2557	0.2557	0.0000	0.0000
8 Dec 2008	22 Dec 2008	24 Dec 2008	23 Jan 2009	5.8174	0.4813	5.3361	0.0000
7 Dec 2007	19 Dec 2007	21 Dec 2007	25 Jan 2008	12.1200	0.2800	9.0000	2.8400
8 Dec 2006	19 Dec 2006	21 Dec 2006	29 Dec 2006	4.0117	0.2996	2.7309	0.9812
9 Dec 2005	19 Dec 2005	21 Dec 2005	29 Dec 2005	2.5119	0.2172	2.2947	0.0000
13 Dec 2004	20 Dec 2004	22 Dec 2004	7 Jan 2005	3.5701	0.1963	3.2664	0.1074

Source: State Street Bank and Trust Company as at December 31, 2013. Dividend/Share includes Income, Long-term Capital gains and Short-term Capital gains.

The China Fund, Inc. (CHN)

The China Fund Inc. NAV Performance of USD $10,000 since inception (with dividends reinvested at NAV price)

Past performance is not a guide to future returns.
Source: State Street Bank and Trust Company as at Mar 31, 2014.

The China Fund Inc. Premium / Discount

Past performance is not a guide to future returns.
Source: State Street Bank and Trust Company as at Mar 31, 2014.

The China Fund, Inc. (CHN)

Manager’s Commentary

Market Review

The Chinese equity markets continued to soften for most of the month, until a sharp rebound in the last week of the month on the hope of a relaxation of government policies. The market was pulled down by the disappointing macroeconomic numbers, the broadening of the renminbi trading band and lackluster news from the National People’s Congress (“NPC”) and the second session of the 12th National Committee of the Chinese People's Political Consultative Conference (“CPPCC”). Although Premier Li presented a highly ambitious list of government intentions – maintaining growth, controlling inflation, creating 10 million new jobs, reining in pollution and tackling growing financial risks – the markets were clearly disappointed. There were few specific details provided and limited progress on the much-needed reform agenda. The message is clear; markets are looking for action not words.

Stocks relating to the internet, environment and clean energy finally pulled back after, in general, announcing lackluster earnings.

In Taiwan, the reported economic data for January was weak due to the Chinese New Year holidays that dragged on exports and overall production activities. However, retail sales and consumer confidence has continued to strengthen, due to the holiday effect and a better stock market outlook.

Fund Review

The Fund underperformed the benchmark for the month. Stock selection in the information technology and energy sectors detracted the most in relative terms, while stock selection in consumer discretionary helped. Li & Fung and Hermes Microvision were among the top contributors for the month. The surge in share price of Li & Fung was triggered by the announcement of better than expected 2013 earnings results and the spin-off of its distribution business. Hermes Microvision will likely benefit from the increasing demand for semiconductor wafer inspection tools, and the company was re-rated by the market on the promising outlook. Conversely, the main detractors were China Suntien Green Energy and Taiwan Semiconductor Manufacturing Company. China Suntien Green Energy posted worse than expected earnings as a result of delays in the rollout of new wind farm capacity. However, we remain positive on the company, which should be in a position to benefit from strong gas sales volume growth in the medium term. The Fund’s underweight in Taiwan Semiconductor Manufacturing Company detracted as the share price was helped by the strong demand for chips used in mobile devices.

During the month, the Fund initiated a position on Epistar, a manufacturer of light-emitting diodes (“LEDs”) in Taiwan. Epistar is positioned to benefit from acceleration in LED lighting demand, while global supply will increase at a more measured pace; resulting in a more favorable environment for LED suppliers.

Outlook

We believe that Chinese equities will recover in the medium term. Share prices have been discounted as a result of concerns over the economic slowdown in China as well as the potential systemic risk in the Chinese banking system. The recovery in the global economy supports the positive medium term market outlook. Valuations remain very compelling.

In Taiwan, we continue to prefer the technology sector based on lower valuations and signals of a global IT recovery, but also remain selective in the non-tech sectors.

Source : RCM Asia Pacific Limited as at March 31, 2014.

The China Fund, Inc. (CHN)

Portfolio Holdings

CUSIP	Security Description	Cost Base	Base MV	Shares	Percentage of Net Assets
608169900	Beijing Enterprises Holdings, Ltd.	12,981,142	15,084,056	1,683,500	4.2
B57JY2909	China Minsheng Banking Corp., Ltd.	14,491,196	13,066,047	13,027,000	3.7
644806002	Hutchison Whampoa, Ltd.	10,763,479	12,921,649	975,000	3.7
628625907	Li & Fung, Ltd.	12,020,152	12,614,237	8,538,000	3.6
688910900	Taiwan Semiconductor Manufacturing Co., Ltd.	8,470,505	12,121,419	3,115,000	3.4
B01CT3905	Tencent Holdings, Ltd.	4,429,340	11,288,342	162,300	3.2
B3WH02907	Hermes Microvision, Inc.	7,867,215	10,776,784	269,000	3.1
B1L8PB906	Tong Hsing Electronic Industries, Ltd.	9,584,674	10,690,502	2,067,000	3.0
626073902	Delta Electronics, Inc.	5,764,359	10,637,025	1,723,000	3.0
622657906	PetroChina Co., Ltd.	9,815,518	10,418,771	9,564,000	2.9
B01FLR903	Ping An Insurance (Group) Company of China, Ltd.	9,814,375	9,562,001	1,153,500	2.7
607355906	China Mobile, Ltd.	10,113,679	9,295,194	1,015,500	2.6
637248907	MediaTek, Inc.	7,101,686	9,254,954	627,000	2.6
671815900	Qingling Motors Co., Ltd.	8,718,221	8,736,442	28,960,000	2.5
635186901	Digital China Holdings, Ltd.	14,515,900	8,667,102	8,597,000	2.5
17313A533	Gree Electric Appliances, Inc. Access Product (expiration 01/16/15)	6,453,442	8,367,223	1,838,546	2.4
B2R2ZC908	CSR Corp., Ltd.	7,466,210	8,346,743	9,930,000	2.4
B1DYPZ905	China Merchants Bank Co., Ltd.	9,119,882	7,827,113	4,312,000	2.2
B00G0S903	CNOOC, Ltd.	10,305,318	7,756,547	5,160,000	2.2
658444906	Merida Industry Co., Ltd.	6,624,016	7,469,075	1,126,000	2.1
685992000	Sun Hung Kai Properties, Ltd.	7,077,680	6,380,894	521,000	1.8
B1G1QD902	Industrial & Commercial Bank of China, Ltd.	6,201,503	6,103,362	9,925,000	1.7
674842901	Ruentex Development Co., Ltd.	2,674,949	6,057,731	3,311,904	1.7
674347901	Semiconductor Manufacturing International Corp.	7,943,834	5,959,305	79,698,000	1.7
620267906	Advantech Co., Ltd.	2,851,925	5,888,843	908,000	1.7
645166901	Largan Precision Co., Ltd.	3,937,557	5,579,837	118,000	1.6
663094902	China Everbright International, Ltd.	1,742,461	5,479,259	4,002,000	1.6
B58J1S907	Chailease Holding Co., Ltd.	5,196,680	5,117,780	2,132,000	1.4
B0Y91C906	China National Building Material Co., Ltd.	5,073,552	4,643,878	4,630,000	1.3
B236JB905	Tiangong International Co., Ltd.	5,449,044	4,455,165	18,480,000	1.3
ACI009HH0	China Suntien Green Energy Corp., Ltd.	4,612,718	4,268,946	12,785,000	1.2
B633D9904	Zhongsheng Group Holdings, Ltd.	3,919,603	4,141,229	2,996,500	1.2
17313X574	China State Construction Engineering Corp., Ltd. Access Product (expiration 01/16/15)	4,674,320	3,488,740	7,375,772	1.0
635415904	Epistar Corp.	3,471,633	3,451,861	1,438,000	1.0
ACI07WMD5	China International Travel Service Corp., Ltd. Access Product (expiration 08/25/15)	3,801,918	3,386,758	626,632	1.0
913BMZ902	Ping An Insurance (Group) Company of China, Ltd. Access Product (expiration 06/30/15)	3,600,309	3,308,609	541,933	0.9
B45BF9907	Sanan Optoelectronics Co., Ltd. Access Product (expiration date 02/15/16)	3,541,260	3,223,950	871,809	0.9
613623909	Hengan International Group Co., Ltd.	3,200,872	3,214,004	309,500	0.9
ACI07LD80	Dongxu Optoelectronic Technology Co., Ltd. Access Product (expiration 06/30/15)	2,846,947	3,137,635	962,760	0.9
B16NHT900	Shui On Land, Ltd.	4,155,621	3,092,846	11,055,500	0.9
665157905	Comba Telecom Systems Holdings, Ltd.	7,565,579	2,896,178	10,958,500	0.8
B688XD907	Beijing Jingneng Clean Energy Co., Ltd.	3,525,009	2,865,716	6,244,000	0.8
993HWH901	Daqin Railway Co., Ltd. Access Product (expiration 11/02/16)	2,786,924	2,660,175	2,449,968	0.8
651795908	Natural Beauty Bio-Technology, Ltd.	4,906,910	2,552,570	47,710,000	0.7
42751U205	Hermes Microvision, Inc. GDR	1,368,073	1,877,876	46,900	0.5
644094906	Taiwan FamilyMart Co., Ltd.	165,024	1,650,878	247,652	0.5
B1B25Q909	Daqin Railway Co., Ltd. Access Product (expiration 01/20/15)	1,246,037	1,162,327	1,070,283	0.3
ACI0090H8	Zong Su Foods	15,000,034	0	2,677	0.0

Source: State Street Bank and Trust Company as at Mar 31, 2014.

The China Fund, Inc. (CHN)

The information  contained herein has been obtained from sources believed to be reliable but RCM (an Allianz Global Investors company) and its affiliates do not warrant the information to be accurate, complete or reliable. The opinions  expressed herein are subject to change at any time and without  notice. Past performance  is not indicative of future  results. This material  is not intended  as an offer or solicitation for the purchase or sale of any financial instrument. Investors should consider the investment objectives, risks, charges and expenses of any mutual  fund carefully before investing. This and other information   is contained  in the fund’s  annual  and semiannual  reports,  proxy statement  and other fund information,  which may be obtained  by contacting  your financial  advisor or visiting  the  fund’s  website  at www.chinafundinc.com. This information  is unaudited  and is intended  for informational  purposes only. It is presented only to provide information  on investment strategies and opportunities. The Fund seeks to achieve its objective through investment in the equity securities of companies and other entities with significant assets, investments, production activities, trading or other business interests in China or which derive  a significant part of their revenue from China. Investing  in non-U.S. securities entails additional risks, including political and economic risk and the risk of currency fluctuations, as well as lower  liquidity. These risks, which can result in greater price volatility, will generally be enhanced in less diversified  funds that concentrate investments in a particular  geographic region. The Fund is a closed-end  exchange traded management investment company. This material is presented only to provide information and is not intended for trading  purposes. Closed-end funds, unlike open- end funds, are not continuously offered. After the initial public offering, shares are sold on the open market through  a stock exchange, where shares may trade at a premium or a discount. Holdings are subject to change daily.